Exhibit 32.1

Certification of Chief Executive Officer
Anheuser-Busch Companies, Inc.
Form 10-Q for the Quarter Ended March 31, 2006
Pursuant to 18 U.S.C. §1350, as adopted
Pursuant to §906 of the Sarbanes-Oxley Act of 2002

I am the President and Chief Executive Officer of Anheuser-Busch Companies, Inc., a Delaware corporation (the “Company”). I am delivering this certificate in connection with the Form 10-Q of the Company for the quarter ended March 31, 2006 and filed with the Securities and Exchange Commission (“Form 10-Q”).

Pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Form 10-Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	April 28, 2006	/s/ Patrick T. Stokes
Patrick T. Stokes
President and Chief Executive Officer
Anheuser-Busch Companies, Inc.